  EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of May 22, 2026 (this “Agreement”) by and among the individuals listed on Schedule A hereto (each a “Seller” and together the “Sellers”), Jeff Bishop (the “Buyer”) and DATZ World Holding Corp., a Nevada corporation (the “Company”).

WHEREAS, each Seller owns the number of shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Shares”) ; and

WHEREAS, Buyer wishes to purchase the Series A Shares from each of the Sellers as indicated on Schedule A hereto and each Seller wishes to sell such Series A Shares to Buyer.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Agreement to Buy and Sell. Buyer shall purchase, and each Seller shall sell, that number of Series A Shares listed next to each Seller’s name on Schedule A hereto (the “Shares”).

2.

Purchase Price. In exchange for the Shares, Buyer shall pay the price of One Thousand  Dollars and no cents ($1,000.00) to be split as directed by the Sellers (the “Purchase Price”). The purchase and sale of the Shares shall take place at the Lucosky Brookman LLP, 101 Wood Avenue South, Woodbridge, New Jersey 08830, at 10:00 A.M. (local tune), on the date hereof (which time and place are designated as the “Closing”). At the Closing, Sellers shall deliver to the Purchaser the certificates representing the Shares duly endorsed or accompanied by stock powers duly endorsed to the Buyer against payment of the Purchase Price therefor by certified check or wire transfer and shall instruct the transfer agent of the Company, or if the Company if there is no transfer agent, to issue a new certificate representing the Shares in the name of the Buyer shall designate by written instruction. Upon delivery of payment of the Purchase Price, each Buyer shall become the legal and beneficial owner of the applicable Shares so being purchased and of all rights and interest therein or related thereto. Promptly following the Closing, the Company shall deliver to each Buyer a certificate representing the number of Shares purchased hereunder.

3.	Representations and Warranties of Sellers. Each Seller individually represents and warrants to each Buyer as follows:

3.1

Sellers have good title to the Shares being sold pursuant to this Agreement and such Shares are free and clear of all liens, encumbrances, pledges, security interests or other restrictions on transfer.

3.2

This Agreement constitutes the valid and legally binding obligation of Sellers, enforceable against Sellers in accordance with its terms, subject to (a) the laws of bankruptcy and laws affecting creditors’ rights generally, and (b) the availability of equitable remedies.

3.3

Sellers have received all the information it considers necessary or appropriate for deciding whether to sell the Shares to Buyer pursuant to this Agreement. Sellers further represent that they have had an opportunity to ask questions and receive answers from the Company and its management regarding the business, properties, prospects and financial condition of the Company. Sellers acknowledge (a) Buyer has not made any representation or warranty, express or implied, except as set forth herein, regarding any aspect of the sale and purchase of the Shares, the operation or financial condition of the Company or the value of the Shares, (b) that it they are not relying upon the Company or Buyer in making its decision to sell the Shares to Buyer pursuant to this Agreement, and (c) that Buyer is relying upon the truth of the representations and warranties in this Section 3 in connection with the purchase of the Shares hereunder.

3.3

Sellers hereby acknowledges that, following the Closing, they shall have no rights with respect to the Shares, as a stockholder of the Company or otherwise, with respect to any future sale, acquisition, merger, liquidation, dissolution or other corporate event regarding the Company or its assets (any of the foregoing, a “Corporate Event”). Sellers further expressly acknowledge that any such Corporate Event may result in the payment by the Company or a third party of assets, funds or other proceeds to the Company’s stockholders including Buyer, in a manner such that the value attributed to the Company’s capital stock in such Corporate Event (either in an aggregate amount or on a per share basis) may be greater than the Purchase Price. Sellers hereby acknowledge and agree that they shall have no right to or interest in any such assets, funds or proceeds, and they further agree that they will not make any claim or assert any right or interest, against Buyer, the Company or such third party with respect to any such assets, funds or proceeds (or with respect to the Corporate Event to which such assets, funds or proceeds relate).

3.4

Seller has had an opportunity to review the federal, state and local tax consequences of the sale of the Shares to Buyer and the transactions contemplated by this Agreement with its own tax advisors. Seller is relying solely on such advisors and not on any statements or representations of Buyer or the Company. Seller understands that the Seller (and not Buyer) shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement.

3.5

Neither the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default (with or without notice or lapse of time, or both), or an event creating rights of acceleration, termination or cancellation or a loss of rights under (a) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Seller is a party or by which Sellers or any of their properties is bound, (b) any judgment or decree applicable to, or affecting, Sellers or (c) any statute, law or rule to which Sellers are subject.

4.	Representations and Warranties of Buyer. The Buyer represents and warrants to each Seller, and understands, as follows:

4.1

Buyer is purchasing the Shares solely for Buyer’s own account for investment purposes and not with a view to or for sale or distribution of the Shares or any portion thereof and without any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction complying with the registration requirements of the Securities Act of 1933, as amended (the “Act”), and applicable state securities or “blue sky” laws, or pursuant to an exemption therefrom. The entire legal and beneficial interest of the Shares that Buyer is purchasing is being purchased for, and will be held for, Buyer’s account only, and specifically is not being purchased in whole or in part for any other person or entity.

4.2

Buyer has been given access to full and complete information regarding the Company, including, in particular, the current financial condition of the Company and the risks associated therewith and has utilized such access to Buyer’s satisfaction for the purpose of obtaining information or verifying information, and particularly, Buyer has either attended or been given reasonable opportunity to attend a meeting with representatives of the Company for the purpose of asking questions of, and receiving answers from, such representatives concerning the Company and the terms and conditions of the purchase of the shares and to obtain any additional information, to the extent reasonably available.

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4.3

Buyer understands that the Shares as an investment involve an extremely high degree of risk. Buyer understands that the Company may need significant additional capital to be successful, which capital may not be easily available or may only be available upon terms that are substantially dilutive to Buyer.

4.4

Buyer alone, or with the assistance of professional advisors, has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of Buyer’s purchase of the Shares, or has a pre-existing personal or business relationship with the Company or any of its officers, directors, or controlling persons of a duration and nature that enables the undersigned to be aware of the character, business acumen and general business and financial circumstances of the Company or such other person.

4.5

Buyer understands that (a) the Shares have not been registered under the Act, (b) the Shares being purchased are characterized under the Act as “restricted securities” and, therefore, cannot be sold or transferred unless they are subsequently registered under the Act or an exemption from such registration is available, (c) neither the Company nor any of its officers or directors has any obligation to register the Shares being purchased under the Act and (d) there is presently no public market for the Shares and Buyer may not be able to liquidate the investment or pledge the Shares as collateral security for loans.

4.6

Except as set forth in this Agreement, no representations or warranties have been made to Buyer, by any Seller or the Company or any agent, employee or affiliate of Seller or the Company and in entering into this transaction, the Buyer is not relying on any information, other than that contained herein and the results of independent investigation by Buyer.

5.	Miscellaneous.

5.1

This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

5.2	This Agreement shall be governed by the laws of the State of Nevada without application of its choice of law provisions.

5.3	This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute the same instrument.

5.4

The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

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WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BUYER

JEFF BISHOP

SELLERS

Kurt Rosner

Mark Breen

Michael Goerner

COMPANY DATZ WORLD HOLDING CORP.

By:
Name:	Kurt Rossner
Title:	Chief Executive Officer

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SCHEDULE A

SELLER	BUYER	SHARES	AMOUNT

Kurt Rosner	Jeff Bishop	108,109	$333.34

Micheal Goerner	Jeff Bishop	108,109	$333.33

Micheal Goerner	Jeff Bishop	108,109	$333.33

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